Exhibit 10.6.2

RESTRICTED STOCK UNIT AGREEMENT

Myriad Pharmaceuticals, Inc.

AGREEMENT made as of the      day of         , 2009 (the “Grant Date”), between Myriad Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and [                                         ] (the “Participant”).

WHEREAS, the Company has adopted the Myriad Pharmaceuticals, Inc. 2009 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company, its Parent and its Subsidiaries;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, $0.01 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Award. The Company hereby grants to the Participant an aggregate of                      RSUs (the “Award”) which represents a contingent entitlement of the Participant to receive shares of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Vesting of Award.

(a) Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as follows provided that the Participant is still an employee, a director or a consultant of the Company, its Parent or a Subsidiary on the applicable vesting date:

[Insert Vesting Schedule -sample below]

Number of RSUs	Vesting Date
[50% of the total amount]	, 200

[50% of the total amount]	, 200

[If the vesting is performance based consider: If the Vesting Date has not occurred prior to                     , then this Award shall expire and this Agreement shall terminate and be of no further force or effect.]

On each vesting date set forth above, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs set forth opposite such vesting date provided that the Participant is employed by the Company, its Parent or a Subsidiary on such vesting date. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant within 5 days of the applicable vesting date and in accordance with this Agreement and the Plan. The purchase price is $0.01 per share payable if and when shares of Common Stock are issued by the Company, which payment will be made by the Company on behalf of the Participant as compensation for the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 (or other applicable form) in the year of payment. Notwithstanding the foregoing, if the Participant is as of the applicable vesting date a “specified employee” (as defined under Section 409A of the Internal Revenue Code) then such payment of shares of Common Stock, if required by Section 409A of the Code, will be made six months after the date of such Separation from Service (as defined in Section 409A of the Internal Revenue Code).

(b) Except as otherwise set forth in this Agreement, if the Participant ceases to be employed for any reason by the Company, its Parent or a Subsidiary (the “Termination”) prior to a vesting date set forth in Section 2(a) above, then as of the date on which the Participant’s employment terminates, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

(c) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company, its Parent or a Subsidiary terminates the Participant’s employment or service for Cause, all of the RSUs then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for Cause or that he or she engaged in conduct which would constitute Cause and this Agreement shall terminate and be of no further force or effect.

[(d) Effect of Termination for Disability or upon Death. The following rules apply if the Participant’s Termination is by reason of Disability or death: in addition to any portion of the Award that has become vested as of the date of Disability or death, as case may be, the Participant shall be deemed to have vested to the extent of a pro rata portion of the Award through the date of Disability or death of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled or died, as the case may be. The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant’s date of Disability or death, as the case may be.]

[(e) Effect of a Change of Control. Notwithstanding Subsection 2(a) above, the Award granted hereby shall fully vest and the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs which have been issued pursuant to Section 1 above immediately prior to and on the same day as a Change of Control (as defined in the Plan).]

3. Prohibitions on Transfer and Sale. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4. Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits, mergers and upon a Change of Control. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason or there is a restriction under foreign law, you will not be able to transfer or sell any of the shares of Common Stock issued to you pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6. Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7. Incorporation of the Plan. The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. Any taxes due shall be paid, at the option of the Company as follows:

(a) through reducing the number of shares of Common Stock actually issued to the Participant on the applicable vesting date in an amount equal to the amount of minimum withholding tax due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the withholding tax. Accordingly, the Participant agrees that in the event that the amount of withholding owed would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b) requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations or otherwise withholding from the Participant’s paycheck an amount equal to the withholding tax due and payable; or

(c) authorizing the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligations, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. In connection with such sale, the Participant shall execute any such documents requested by broker in order to effectuate the sale of the shares and payment of the withholding obligation to the Company.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9. Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a) The Company is not by the Plan or this Award obligated to continue the Participant as an employee, director or consultant of the Company, its Parent or a Subsidiary.

(b) The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c) The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e) The value of this Award is an extraordinary item of compensation outside of the scope of any employment. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f) The Participant authorizes his or her employer to furnish the Company (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of the Award and the administration of the Plan, and the Participant waives any data privacy rights he or she may have with respect to such information or the sharing of such information.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Myriad Pharmaceuticals, Inc.

         Chipeta Way

Salt Lake City, UT 84108

If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Assignment and Successors.

(a) This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

[(c) If this Agreement has not otherwise expired, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. - Note: This provision is NOT necessary if the RSUs vest on a change of control.]

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Utah and agree that such litigation shall be conducted in the state courts of Utah or the federal courts of the United States for the District of Utah.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company, its Parent and each Subsidiary, and any agent of the Company, its Parent or any Subsidiary administering the Plan or providing Plan record keeping services, to disclose to the Company, its Parent or any of its Subsidiaries such information and data as the Company, its Parent or any Subsidiary shall request in order to facilitate the grant of RSUs and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company, its Parent and each Subsidiary to store and transmit such information in electronic form.

18. Section 409A. Notwithstanding any other provision of this Agreement to the contrary, the Agreement shall be interpreted and at all times administered in a manner that avoids the inclusion of compensation in income under Section 409A(a)(1) of the Internal Revenue Code. Any provision inconsistent with Section 409A of the Internal Revenue Code will be read out of the Agreement. It is intended that each installment of the payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code. Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A of the Internal Revenue Code.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MYRIAD PHARMACEUTICALS, INC.

By:
Name:
Title:

PARTICIPANT:

Print Name: